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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 related to the Nabors Industries, Inc. 1996 Executive Officers Incentive Stock Plan, the 1996 Executive Officers Stock Plan, 1996 Chairman's Executive Stock Plan, 1996 Employee Stock Plan and 1998 Employee Stock Plan of our report dated November 12, 1997, on our audit of the consolidated financial statements of Nabors Industries, Inc. We also consent to the reference to our firm under the caption "Experts".



                                                   /S/COOPERS & LYBRAND L.L.P.


Houston, TX
June 17, 1998